EXHIBIT 99.906 CERT

Exhibit (b)

CERTIFICATION PURSUANT TO RULE 30A-2(B) UNDER THE 1940 ACT AND SECTION 906 OF THE SARBANES-OXLEY ACT

In connection with the report of PowerShares India Exchange-Traded Fund Trust (the “Registrant”) on Form N-CSR for the period ended April 30, 2016 (the “Report”), each of the undersigned officers of the Registrant hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to SS. 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Daniel E. Draper
Daniel E. Draper
President

Date: July 8, 2016

/s/ Steven Hill
Steven Hill
Treasurer

Date: July 8, 2016

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.